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                                                                    Exhibit 77D

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:

On December 10, 2012, Form Type 497, Accession No. 0001193125-12-496220 , a
supplement to the registration statement of Columbia Acorn Trust on behalf of Columbia Thermostat Fund was filed with the SEC. It is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplement made material changes to the disclosure in the Principal Investment Strategies section of the Columbia Thermostat Fund's prospectuses to make certain changes to the underlying bond funds in which it invests (the "Portfolio Funds"). Specifically, the investment adviser has removed Columbia U.S. Treasury Index Fund and added Columbia Short Term Bond Fund at a weighting of 40% among the bond Portfolio Funds. The investment adviser has also reduced the weighting of Columbia Intermediate Bond Fund from 50% to 30% among the bond Portfolio Funds.